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                                                                 EXHIBIT 5


           OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                           June 19, 1996



ULTRATECH STEPPER, INC.
3050 Zanker Road
San Jose, California 95134

    Re:  Ultratech Stepper, Inc. (the "Company")
         Registration Statement for Offering of 877,239 Shares of Common Stock

Ladies and Gentlemen:

    We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 877,239 shares of Common Stock authorized for issuance under the Company's 1993 Stock Option/Stock Issuance Plan, as amended and restated (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,

                                       /s/ Brobeck, Phleger & Harrison LLP

                                       BROBECK, PHLEGER & HARRISON LLP